Exhibit 99.1

Contact:	Brett S. Perryman
Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results
for the Second Quarter and First Half of 2006

Company Reports EPS of $0.86; Cash EPS of $1.30

Boston, MA, July 26, 2006 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2006.

Cash earnings per share (“Cash EPS”) for the second quarter of 2006 were $1.30, compared to $1.13 for the second quarter of 2005, while diluted earnings per share for the second quarter of 2006 were $0.86, compared to $0.63 for the same period of 2005.  Cash Net Income was $50.3 million for the second quarter of 2006, compared to $42.4 million for the second quarter of 2005.  Net Income for the second quarter of 2006 was $33.9 million, compared to $26.2 million for the second quarter of 2005.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the second quarter of 2006, revenue was $283.1 million, compared to $208.3 million for the second quarter of 2005.  EBITDA for the second quarter of 2006 was $78.1 million, compared to $59.4 million for the same period of 2005.

For the six months ended June 30, 2006, Cash Net Income was $103.2 million, while EBITDA was $156.6 million.  For the same period, Net Income was $69.2 million, on revenue of $561.2 million.  For the six months ended June 30, 2005, Cash Net Income was $84.1 million, while EBITDA was $118.0 million.  For the same period, Net Income was $51.8 million, on revenue of $409.9 million.

Net client cash flows for the second quarter of 2006 were approximately $2.9 billion, with net inflows in the institutional, mutual fund and high net worth channels of $2.2 billion, $289 million, and $404 million, respectively.  The aggregate assets under management of AMG’s affiliated investment management firms at June 30, 2006 were approximately $202 billion, an increase of $64 billion over the same period of 2005, with organic growth contributing approximately $40 billion, or more than 60%, of this increase.

“AMG produced solid earnings growth in the second quarter of 2006, notwithstanding a challenging equity market environment.  Our organic growth remains strong, as net client cash flows during the quarter were $2.9 billion, driven by the strength and diversity of our Affiliates’ product offerings,” said Sean M. Healey, President and Chief Executive Officer of AMG.  “We are very well positioned for continued growth, with broad participation across major product categories through leading firms such as AQR and First Quadrant in alternative products, Genesis and Tweedy, Browne in international equity products, and Friess Associates and Third Avenue in domestic growth and value equity products.”

“Our second quarter results also demonstrate our focus on enhancing shareholder value through effective capital management, including stock repurchases,” continued Mr. Healey. “During the quarter, we issued $300 million of convertible trust preferred securities at a conversion price of $150 per share.  We used the proceeds to repurchase common stock, bringing our aggregate stock repurchases to approximately 4.0 million through the second quarter.  Given our strong balance sheet and recurring cash flow from operations, we have ample capacity to finance attractive new investments while continuing to maximize our return on capital.”  Mr. Healey concluded, “AMG’s prospects for making new investments remain strong, as we are widely recognized among high quality mid-sized asset managers for our track record of successful investments and unique succession planning solution for growing firms, and we continue to make excellent progress in our discussions with prospective new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to complete pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2005.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-866-250-2351 (domestic calls) or 1-303-262-2191 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11066244.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/05	6/30/06

Revenue	$208,257	$283,108

Net Income	$26,241	$33,936

Cash Net Income (A)	$42,380	$50,349

EBITDA (B)	$59,412	$78,140

Average shares outstanding - diluted	44,375,152	45,213,524

Earnings per share - diluted	$0.63	$0.86

Average shares outstanding - adjusted diluted (C)	37,615,508	38,733,290

Cash earnings per share - diluted (C)	$1.13	$1.30

	December 31,	June 30,
	2005	2006

Cash and cash equivalents	$140,423	$160,406

Senior debt	$241,250	$259,750

Senior convertible securities	$424,232	$413,659

Mandatory convertible securities	$300,000	$300,000

Junior convertible trust preferred securities (D)	$—	$300,000

Stockholders’ equity	$817,381	$543,419

Affiliated Managers Group, Inc.
Financial Highlights
(dollars in thousands, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/05	6/30/06

Revenue	$409,869	$561,150

Net Income	$51,794	$69,176

Cash Net Income (A)	$84,110	$103,166

EBITDA (B)	$117,965	$156,625

Average shares outstanding - diluted	44,225,309	45,835,501

Earnings per share - diluted	$1.24	$1.67

Average shares outstanding - adjusted diluted (C)	37,465,179	40,302,526

Cash earnings per share - diluted (C)	$2.25	$2.56

Affiliated Managers Group, Inc.
Reconciliations of Earnings Per Share Calculation
(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/05	6/30/06

Net Income	$26,241	$33,936
Convertible securities interest expense, net (E)	1,552	4,938
Net Income, as adjusted	$27,793	$38,874

Average shares outstanding - diluted	44,375,152	45,213,524

Earnings per share - diluted	$0.63	$0.86

	Six Months	Six Months
	Ended	Ended
	6/30/05	6/30/06

Net Income	$51,794	$69,176
Convertible securities interest expense, net (E)	2,847	7,216
Net Income, as adjusted	$54,641	$76,392

Average shares outstanding - diluted	44,225,309	45,835,501

Earnings per share - diluted	$1.24	$1.67

Affiliated Managers Group, Inc.
Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	6/30/05	6/30/06

Average shares outstanding - diluted	44,375,152	45,213,524
Assumed issuance of COBRA shares	(6,331,805)	(6,823,797)
Assumed issuance of LYONS shares	(2,344,130)	(2,143,391)
Assumed issuance of Trust Preferred shares (D)	—	(1,956,044)
Dilutive impact of COBRA shares	1,513,820	3,511,664
Dilutive impact of LYONS shares	402,471	931,334
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding - adjusted diluted (C)	37,615,508	38,733,290

	Six Months	Six Months
	Ended	Ended
	6/30/05	6/30/06

Average shares outstanding - diluted	44,225,309	45,835,501
Assumed issuance of COBRA shares	(6,138,044)	(6,987,250)
Assumed issuance of LYONS shares	(2,344,130)	(2,220,582)
Assumed issuance of Trust Preferred shares (D)	—	(978,022)
Dilutive impact of COBRA shares	1,320,563	3,685,312
Dilutive impact of LYONS shares	401,481	967,567
Dilutive impact of Trust Preferred shares (D)	—	—
Average shares outstanding - adjusted diluted (C)	37,465,179	40,302,526

Affiliated Managers Group, Inc.
Operating Results
(in millions)

Assets Under Management (F)

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2006	$55,332	$121,002	$26,514	$202,848
Net client cash flows	289	2,190	404	2,883
Investment performance	(1,443)	(1,788)	(239)	(3,470)
Assets under management, June 30, 2006	$54,178	$121,404	$26,679	$202,261

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2005	$50,268	$109,299	$24,743	$184,310
Net client cash flows	1,465	6,537	688	8,690
Investment performance	2,445	5,568	1,248	9,261
Assets under management, June 30, 2006	$54,178	$121,404	$26,679	$202,261

Affiliated Managers Group, Inc.
Operating Results
(in thousands)

Financial Results (F)

	Three Months		Three Months
	Ended	Percent	Ended	Percent
	6/30/05	of Total	6/30/06	of Total
Revenue
Mutual Fund	$93,094	45%	$125,450	44%
Institutional	85,766	41%	118,702	42%
High Net Worth	29,397	14%	38,956	14%
	$208,257	100%	$283,108	100%

EBITDA (B)
Mutual Fund	$25,276	42%	$33,592	43%
Institutional	26,537	45%	35,021	45%
High Net Worth	7,599	13%	9,527	12%
	$59,412	100%	$78,140	100%

	Six Months		Six Months
	Ended	Percent	Ended	Percent
	6/30/05	of Total	6/30/06	of Total
Revenue
Mutual Fund	$178,550	43%	$246,664	44%
Institutional	170,945	42%	238,496	42%
High Net Worth	60,374	15%	75,990	14%
	$409,869	100%	$561,150	100%

EBITDA (B)
Mutual Fund	$49,713	42%	$65,897	42%
Institutional	53,036	45%	71,172	46%
High Net Worth	15,216	13%	19,556	12%
	$117,965	100%	$156,625	100%

Affiliated Managers Group, Inc.
Reconciliations of Performance and Liquidity Measures
(in thousands)

	Three Months	Three Months
	Ended	Ended
	6/30/05	6/30/06

Net Income	$26,241	$33,936
Intangible amortization	5,737	6,839
Intangible amortization - equity method investments (G)	1,998	2,316
Intangible-related deferred taxes	7,430	5,697
Affiliate depreciation	974	1,561
Cash Net Income (A)	$42,380	$50,349

Cash flow from operations	$67,336	$129,383
Interest expense, net of non-cash items	7,302	13,787
Current tax provision	7,139	11,453
Income from equity method investments, net of distributions (G)	1,136	1,090
Changes in assets and liabilities and other adjustments	(23,501)	(77,573)
EBITDA (B)	$59,412	$78,140
Holding company expenses	9,754	12,009
EBITDA Contribution	$69,166	$90,149

	Six Months	Six Months
	Ended	Ended
	6/30/05	6/30/06

Net Income	$51,794	$69,176
Intangible amortization	11,473	13,693
Intangible amortization - equity method investments (G)	3,995	4,632
Intangible-related deferred taxes	14,860	12,802
Affiliate depreciation	1,988	2,863
Cash Net Income (A)	$84,110	$103,166

Cash flow from operations	$61,303	$127,300
Interest expense, net of non-cash items	14,153	24,010
Current tax provision	15,139	25,244
Income from equity method investments, net of distributions (G)	3,775	(12,017)
Changes in assets and liabilities and other adjustments	23,595	(7,912)
EBITDA (B)	$117,965	$156,625
Holding company expenses	19,523	24,384
EBITDA Contribution	$137,488	$181,009

Affiliated Managers Group, Inc.
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006

Revenue	$208,257	$283,108	$409,869	$561,150

Operating expenses:
Compensation and related expenses	82,859	118,671	164,071	235,188
Selling, general and administrative	37,477	45,276	71,276	88,759
Amortization of intangible assets	5,737	6,839	11,473	13,693
Depreciation and other amortization	1,483	2,251	3,018	4,147
Other operating expenses	4,918	5,597	9,756	11,183
	132,474	178,634	259,594	352,970
Operating income	75,783	104,474	150,275	208,180

Non-operating (income) and expenses:
Investment and other income	(1,505)	(2,014)	(3,066)	(5,371)
Income from equity method investments	(3,002)	(6,467)	(6,005)	(12,066)
Investment (income) loss from Affiliate investments in partnerships (I)	(339)	9,321	47	(1,508)
Interest expense	8,541	15,102	16,611	26,584
	3,695	15,942	7,587	7,639

Income before minority interest and taxes	72,088	88,532	142,688	200,541
Minority interest (H)	(30,435)	(46,099)	(59,820)	(91,968)
Minority interest in Affiliate investments in partnerships (I)	—	9,199	—	(1,004)

Income before income taxes	41,653	51,632	82,868	107,569

Income taxes—current	7,139	11,453	15,139	25,244
Income taxes—intangible-related deferred	7,430	5,697	14,860	12,802
Income taxes—other deferred	843	546	1,075	347
Net Income	$26,241	$33,936	$51,794	$69,176

Average shares outstanding—basic	33,591,741	31,224,354	33,452,278	32,445,996
Average shares outstanding—diluted	44,375,152	45,213,524	44,225,309	45,835,501

Earnings per share—basic	$0.78	$1.09	$1.55	$2.13
Earnings per share—diluted	$0.63	$0.86	$1.24	$1.67

Affiliated Managers Group, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$140,423	$160,406
Investment advisory fees receivable	148,850	147,727
Affiliate investments in partnerships (I)	5,079	115,097
Prepaid expenses and other current assets	48,529	40,098
Total current assets	342,881	463,328

Fixed assets, net	50,592	59,075
Equity investments in Affiliates	301,476	287,724
Acquired client relationships, net	483,692	477,616
Goodwill	1,093,249	1,104,105
Other assets	49,746	64,914
Total assets	$2,321,636	$2,456,762

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$176,711	$188,496
Senior debt	65,750	65,750
Payables to related party	14,127	9,428
Total current liabilities	256,588	263,674

Senior debt	175,500	194,000
Senior convertible securities	424,232	413,659
Mandatory convertible securities	300,000	300,000
Junior convertible trust preferred securities (D)	—	300,000
Deferred income taxes	182,623	201,255
Other long-term liabilities	20,149	16,525
Total liabilities	1,359,092	1,689,113

Minority interest (H)	145,163	114,611
Minority interest in Affiliate investments in partnerships (I)	—	109,619

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	593,090	599,259
Accumulated other comprehensive income	16,756	29,750
Retained earnings	503,188	572,364
	1,113,424	1,201,763
Less treasury stock, at cost	(296,043)	(658,344)
Total stockholders’ equity	817,381	543,419
Total liabilities and stockholders’ equity	$2,321,636	$2,456,762

Affiliated Managers Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Cash flow used in operating activities:
Net Income	$26,241	$33,936	$51,794	$69,176
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	5,737	6,839	11,473	13,693
Amortization of issuance costs	765	728	1,510	1,391
Depreciation and other amortization	1,483	2,251	3,018	4,147
Deferred income tax provision	8,273	6,243	15,935	13,149
Accretion of interest	474	587	948	1,183
Income from equity method investments, net of amortization	(3,002)	(6,467)	(6,005)	(12,066)
Distributions received from equity method investments	3,864	7,693	6,225	28,715
Tax benefit from exercise of stock options	5,346	424	5,741	3,434
Other adjustments	(212)	1,489	(869)	1,869
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	(2,295)	6,808	(20,350)	(640)
(Increase) decrease in prepaids and other current assets	(994)	2,924	(137)	5,415
(Increase) decrease in other assets	(84)	(2,814)	247	1,070
Increase in accounts payable, accrued liabilities and other long-term liabilities	14,306	53,331	3,826	20,356
Increase (decrease) in minority interest	7,434	15,411	(12,053)	(23,592)
Cash flow from operating activities	67,336	129,383	61,303	127,300

Cash flow used in investing activities:
Costs of investments in Affiliates, net of cash acquired	(2,893)	(7,669)	(18,391)	(17,027)
Purchase of fixed assets	(2,356)	(4,801)	(4,989)	(11,937)
Purchase of investment securities	(463)	(9,017)	(6,393)	(15,579)
Sale of investment securities	—	—	24,062	—
Sale of investment securities—
Affiliate investments in partnerships	—	974	—	974
Cash flow used in investing activities	(5,712)	(20,513)	(5,711)	(43,569)

Cash flow used in financing activities:
Borrowings of senior bank debt	—	206,000	5,000	313,000
Repayments of senior bank debt	—	(231,000)	(5,000)	(294,500)
Issuance of junior convertible trust preferred securities (D)	—	300,000	—	300,000
Repurchase of senior debt	(10,000)	—	(10,000)	—
Issuance of common stock	12,284	3,040	14,025	35,447
Repurchase of common stock	—	(332,615)	—	(402,470)
Issuance costs	(380)	(8,890)	(623)	(8,895)
Settlement of forward equity sale agreement	(14,008)	—	(14,008)	—
Excess tax benefit from exercise of stock options	—	1,710	—	12,949
Cost of call spread option agreements	—	—	—	(13,290)
Repayments of notes payable and other liabilities	(480)	(1,112)	(13,285)	(5,602)
Minority interest—Affiliate investments in partnerships	—	(974)	—	(974)
Cash flow used in financing activities	(12,584)	(63,841)	(23,891)	(64,335)

Effect of foreign exchange rate changes on cash flow	(345)	658	(630)	587
Net increase in cash and cash equivalents	48,695	45,687	31,071	19,983
Cash and cash equivalents at beginning of period	122,653	114,719	140,277	140,423

Cash and cash equivalents at end of period	$171,348	$160,406	$171,348	$160,406

Affiliated Managers Group, Inc.

Notes

(A)         Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income.  The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms.  Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses.  Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time.  The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions.  These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)           EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization.  This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations.  As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements.  EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies.  In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)           Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding.   In this calculation, the potential share issuance in connection with the Company’s convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding.  The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation.  This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)          On April 3, 2006, the Company completed the private placement of convertible trust preferred securities.  The convertible trust preferred securities were issued to investors by a wholly-owned trust, simultaneous with the issuance of $300 million of junior subordinated convertible debentures (the “junior convertible trust preferred” or “Trust Preferred” securities) by the Company to the trust.

(E)            Convertible securities interest expense, net, includes the interest expense, net of tax, associated with the Company’s contingently convertible securities and Trust Preferred securities (but excludes the interest expense associated with the Company’s mandatory convertible securities).

(F)            In connection with the Company’s July 2005 acquisition of First Asset Management Inc., and the resulting increase in registered products based outside the United States, the Company amended its Mutual Fund distribution channel definition to include non-institutional collective investment vehicle products registered abroad.  As a result, in the third quarter of 2005, approximately $3.2 billion and $0.7 billion of existing assets under management in the Institutional and High Net Worth distribution channels, respectively, were reclassified to the Mutual Fund distribution channel, and accordingly, financial information for prior periods has been revised to conform to this presentation.

In addition, during the first quarter of 2006, approximately $1.5 billion and $0.6 billion of existing assets under management were reclassified to the Institutional and Mutual Fund distribution channels, respectively, from the High Net Worth distribution channel, to conform to the current period’s presentation.

(G)           The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”).  Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.” Income tax attributable to these profits is reported within the Company’s consolidated income tax provision. The assets under management of equity method investments are included in the Company’s reported assets under management.

(H)          Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(I)               EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-05”), became effective January 1, 2006.  EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements.  For the six months ending June 30, 2006, the total non-operating income associated with those partnerships was $1.5 million, while the portion attributable to the underlying investors unrelated to the Company (the “outside owners”) was $1.0 million; as of June 30, 2006, the total assets attributable to these investment partnerships was $115.1 million, while the portion owned by the outside owners was $109.6 million.